UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AGA RESOURCES, INC.
(Exact name of registrant as specified in its charter.)

Nevada	N/A
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

1026 Tuxedo Drive
Port Moody, British Columbia
Canada V3H 1L4
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.[X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-124181.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001
(Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-124181) is incorporated by reference into this registration statement.

ITEM 2.     EXHIBITS

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file 333-124181 on April 20, 2005. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1	Aga Mining Claim.
23.1	Consent of Moen & Company, Chartered Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of February, 2006.

AGA RESOURCES, INC.

BY:	/s/ Jianping Zhang
Jianping Zhang, President, Principal Executive Officer and a Member of the Board of Directors

BY:	/s/ James McLeod
James McLeod, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer and a Member of a Board of Directors